Exhibit 23.1

SS Accounting & Auditing, Inc.

8705 Havenwood Trail Plano, TX 75024

Phone: + (817) 437 9479

E-Mail: saimasayani@sscpafirm.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BlueOne Card, Inc. of our report dated June 18, 2021 relating to the financial statements, which appears in BlueOne Card Inc.’s Annual Report on Form 10-K for the year ended March 31, 2021.

/s/ SS Accounting & Auditing, Inc.

Plano, TX

March 17, 2022